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                                      PROXY

                                 MAP-EQUITY FUND

                         SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 3, 1999

         The undersigned hereby appoints as proxies William Clark, Albert Leier and Judith Keilp and each of them (with power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Directors of MAP-Equity Fund.

                             YOUR VOTE IS IMPORTANT

Please date and sign this proxy and return it in the enclosed envelope to ____________________, ______________________.

              THIS PROXY WILL NOT BE VOTED UNLESS IT IS DATED AND SIGNED EXACTLY AS INSTRUCTED BELOW.

Sign exactly as name appears hereon.

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                                                    If the shares are held jointly, each shareholder named should sign.  If only one signs, his or her signature will be
_______________________________                     binding.  If the shareholder is a corporation, the President or
Signature                                           Vice President should sign in his or her own name, indicating title.  If the shareholder is a partnership, a partner should
_______________________________                     sign in his or her own name, indicating that he or she is a
Signature if held jointly                           "Partner." For addition information about how to properly
                                                    complete the proxy card, see "Instructions for Signing Proxy
Date:  ____________________, 1999                   Cards" that accompany the Proxy/Prospectus.
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       Please indicate your vote by an "X" in the appropriate box below.
                 The Board of Directors recommends a vote "FOR"

         1. Approval of an Agreement and Plan of Reorganization between MAP-Equity Fund and The Mainstay Funds on behalf of MainStay MAP Equity Fund.

                    FOR ______ AGAINST ______ ABSTAIN ______

                           PLEASE SIGN AND DATE ABOVE.